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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                       Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): JUNE 3, 2004

                               TC PIPELINES, LP
           (Exact name of registrant as specified in its charter)

          DELAWARE                      000-26091             52-2135448
(State or other jurisdiction          (Commission          (I.R.S. Employer
     of incorporation)                File Number)        Identification No.)

     110 TURNPIKE ROAD, SUITE 203
      WESTBOROUGH, MASSACHUSETTS                                 01581
(Address of principal executive offices)                       (Zip Code)

                                  (508) 871-7046
               (Registrant's telephone number, including area code)
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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

TC PipeLines, LP owns a 30% general partner interest in Northern Border Pipeline Company ("Northern Border Pipeline"). The remaining 70% is owned by Northern Border Partners, L.P. ("Northern Border Partners"), a publicly traded limited partnership controlled by affiliates of Enron Corp. ("Enron"). Two of Northern Border Partners' general partners, Northern Plains Natural Gas Company ("Northern Plains") and Pan Border Gas Company ("Pan Border"), are owned by CrossCountry Energy, LLC ("CrossCountry Energy"), a wholly-owned subsidiary of Enron.

As previously reported in TC PipeLines, LP's Form 10-K for the year ended December 31, 2003, on December 31, 2003, Enron filed a motion seeking approval of the Bankruptcy Court to provide additional funding to, and for authority to terminate, the Enron Corp. Cash Balance Plan ("Cash Balance Plan") and certain other defined benefit plans of Enron's affiliates (collectively the "Plans") in "standard terminations" within the meaning of
Section 4041 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Such standard terminations would satisfy all of the obligations of Enron and its affiliates with respect to funding liabilities under the Plans. In addition, a standard termination would eliminate the contingent claims of the Pension Benefit Guaranty Corporation ("PBGC") against Enron and its affiliates with respect to funding liabilities under the Plans. On January 30, 2004, the Bankruptcy Court entered an order authorizing the termination, additional funding and other actions necessary to effect the relief requested. Pursuant to the Bankruptcy Court order, any contributions to the Plans are subject to the prior receipt of a favorable determination by the Internal Revenue Service that the Plans are tax-qualified as of their respective dates of termination.

Northern Border Pipeline has advised us that on June 2, 2004, the PBGC issued a notice to Enron stating that the PBGC had determined that the Plans would be unable to pay benefits when due and should be terminated in order to protect the interests of the participants in the Plans, and/or that the risk of loss to the PBGC would increase unreasonably if the Plans were not so terminated. On June 3, 2004, the PBGC filed a complaint in the District Court for the Southern District of Texas against Enron as the sponsor and/or administrator of the Plans (the "Action"). By filing the Action, the PBGC is seeking an order (i) terminating the Plans; (ii) appointing the PBGC the statutory trustee of the Plans; (iii) requiring transfer to the PBGC of all records, assets or other property of the Plans required to determine the benefits payable to the Plans' participants; and (iv) establishing June 2, 2004 as the termination date of the Plans.

Northern Border Pipeline has advised us that Enron management previously informed Northern Plains that Enron will be seeking funding contributions from each member of its ERISA controlled group of corporations that employs, or employed, individuals who are, or were, covered under the Cash Balance Plan. Northern Plains is considered a member of Enron's ERISA controlled group of corporations. An amount of approximately $3.1 million, relating to the operations of Northern Border Pipeline, has been estimated for Northern Plains' proportionate share of the up to $200 million estimated termination costs for the Plans authorized by the Bankruptcy Court order. Under the operating agreement with Northern Plains, these costs may be the responsibility of Northern Border Pipeline. In December of 2003, Northern Border Pipeline accrued $3.1 million to satisfy claims of reimbursement for these termination costs. TC PipeLines' proportionate share is equal to thirty percent of Northern Border Pipeline's costs, which is approximately $0.9 million.

Northern Border Pipeline states in its Form 8-K that the PBGC's Action and the possible consequences of an adverse determination of the Action has the potential to increase the costs of the termination of the Plans and potentially the estimated share of Northern Plains' termination costs to an amount in excess of its current $3.1 million accrual. Enron and its affiliates have taken certain steps to protect non-debtor interests and the acquirers of such interests that should limit the impact of the PBGC's Action on Northern Plains. First, pursuant to the modified Fifth Amended Joint Plan of Reorganization, filed with the Bankruptcy Court on June 1, 2004, Enron and its affiliated debtors have agreed to escrow $200 million for the costs associated with the termination of the Plans. Second, pursuant to the Amended and Restated Contribution and Separation Agreement dated as of March 31, 2004, which provided for the contribution of certain equity interests to CrossCountry Energy, Enron and its affiliated debtors have agreed to indemnify Northern Plains and Northern Border Pipeline against claims of any joint and several liability for the termination costs of the Cash Balance Plan.

Additionally, Northern Border Pipeline reports in its Form 8-K that in the agreement for the sale of CrossCountry Energy to NuCoastal, LLC, Enron agreed with NuCoastal that Enron would require no further contributions in


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connection with the Cash Balance Plan from CrossCountry Energy, including
Northern Plains, in excess of the amount already contributed by those entities. Further, upon payment of the purchase price by NuCoastal, Enron has agreed that the contribution obligations of CrossCountry Energy, including Northern Plains, will be deemed fully satisfied, as the purchase price is deemed to include all contributions that otherwise would have been allocable to Northern Plains. NuCoastal may seek reimbursement from Northern Plains for the satisfaction of these liabilities, and some or all of such reimbursement may be Northern Border Pipeline's responsibility. However, the purchase agreement between Enron and NuCoastal is subject to, among other things, approval of the Bankruptcy Court. There can be no assurance that the NuCoastal transaction will close, the purchase price paid, or that the purchase agreement with NuCoastal will not be terminated or amended.

Northern Border Pipeline states in its Form 8-K that it does not believe at this time that it will be subject to any increased liability as a result of the PBGC's filing of the Action; however, it cannot now determine the effect, if any, on them if the PBGC receives a favorable ruling on its Action. While the final amounts chargeable to Northern Border Pipeline under the operating and administrative services agreements for the termination of the Cash Balance Plan cannot be determined at this time, Northern Border Pipeline believes that the ultimate settlement of this matter will not have a material effect on the results of its operations.

While TC PipeLines cannot determine the outcome of this matter, it does not currently believe that it will have a material effect on the results of its operations.

THIS FORM 8-K INCLUDES FORWARD-LOOKING STATEMENTS. ALTHOUGH TC
PIPELINES, LP BELIEVES THAT THESE EXPECTATIONS ARE BASED ON REASONABLE ASSUMPTIONS, THERE IS NO ASSURANCE THAT SUCH EXPECTATIONS WILL BE ACHIEVED. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS INCLUDE DEVELOPMENTS IN ENRON'S VOLUNTARY PETITION FOR BANKRUPTCY INCLUDING BANKRUPTCY COURT APPROVAL OF THE SALE OF CROSSCOUNTRY ENERGY AND THE OUTCOME OF ENRON'S CHAPTER 11 PROCESS; ENRON'S ABILITY TO RESOLVE THE PGBC'S ACTION IN A FAVORABLE MANNER, AND THE SUCCESS IN OBTAINING ALL NECESSARY REGULATORY AND GOVERNMENTAL APPROVALS.


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                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         TC PipeLines, LP

                                     By: TC PipeLines GP, Inc.,
                                         its general partner

Dated: June 9, 2004                  By: /s/ Russell K. Girling
                                         -----------------------
                                         Russell K. Girling
                                         Chief Financial Officer



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